UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2014 (November 5, 2014)

American Realty Capital New York City REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-194135	46-4380248
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
American Realty Capital New York City REIT, Inc. ("ARC NYCR") previously filed a Current Report on Form 8-K on November 10, 2014 (the “Original Form 8-K”) reporting its acquisition of the fee simple interest in an institutional-quality office building located at 570 Seventh Avenue in Times Square, Manhattan (the "Property").  This Amended Current Report on Form 8-K/A is being filed for the purposes of amending the Original Form 8-K to provide (i) additional disclosure under Item 2.01, (ii) the financial information related to such acquisition required by Item 9.01 and (iii) certain additional information with respect to such acquisition. No other changes have been made to the Original Form 8-K.
The Property was purchased by 570 Seventh Avenue Property Owner, L.L.C. on August 27, 2013. Financial statements for the Property were not available for the first half of the year ended December 31, 2013. Therefore, ARC NYCR requested and received permission from the Securities and Exchange Commission to provide the audited historical Statements of Revenues and Certain Expenses for the period from August 27, 2013 to December 31, 2013 and the nine months ended September 30, 2014, along with the notes thereto for the Property in place of audited financial statements for the full year ended December 31, 2013, as required by Rule 3-14 of Regulation S-X. The audited historical Statements of Revenues and Certain Expenses along with the notes thereto are included in this Amended Current Report on Form 8-K/A along with unaudited pro forma consolidated financial statements for the period from August 27, 2013 to December 31, 2013 and the nine months ended September 30, 2014.
Item 2.01. Completion of Acquisition or Disposition of Assets.
The following two paragraphs are added to the end of the disclosure under Item 2.01 of the Original Form 8-K.
 In evaluating the Property as a potential acquisition and determining the appropriate amount of consideration to be paid, ARC NYCR considered a variety of factors including: location; demographics; rent levels in relation to market rates; expenses; utility rates; ad valorem tax rates; maintenance expenses; and the level of competition in the rental market.
 ARC NYCR believes that the Property is well located, has acceptable roadway access and is well maintained. The Property is subject to competition from similar properties within its respective market area, and the economic performance of the tenants in the Property could be affected by changes in local economic conditions. ARC NYCR did not consider any other factors material or relevant to the decision to acquire the Property, and after reasonable inquiry, ARC NYCR is not aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.
Item 9.01. Financial Statements and Exhibits.

Report of Independent Certified Public Accountants

Stockholders and Board of Directors
American Realty Capital New York City REIT, Inc.
We have audited the accompanying Historical Summary of an institutional-quality office building located at 570 Seventh Avenue in Times Square, Manhattan (the “Property”) which comprise the statement of revenues and certain expenses for the period from August 27, 2013 to December 31, 2013 and the nine months ended September 30, 2014, and the related notes to the Historical Summary.

Management's responsibility for the Historical Summary
Management of American Realty Capital New York City REIT, Inc. is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.

Auditor's responsibility
Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the period from August 27, 2013 to December 31, 2013 and the nine months ended September 30, 2014 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
The accompanying Historical Summary was prepared for the purpose of complying with rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in a Form 8-K/A of American Realty Capital New York City REIT, Inc., as described in Note 1 to the Historical Summary, and is not intended to be a complete presentation of the Property's revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
January 20, 2015

570 SEVENTH AVENUE PROPERTY

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(In thousands)

	Nine Months Ended	Period from August 27, 2013 to
	September 30, 2014	December 31, 2013
Revenues:
Rental income	$3,896	$2,078
Operating expense reimbursements	415	203
Total revenues	4,311	2,281

Certain expenses:
Property operating	1,221	769
Real estate taxes	822	371
Insurance	38	16
Total certain expenses	2,081	1,156
Revenues in excess of certain expenses	$2,230	$1,125
 The accompanying notes are an integral part of these Statements of Revenues and Certain Expenses.

570 SEVENTH AVENUE PROPERTY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

1. Background and Basis of Presentation
The accompanying Statements of Revenues and Certain Expenses (“Historical Summary”) include the operations of an institutional-quality office building located at 570 Seventh Avenue in Times Square, Manhattan (the “Property”) for the period from August 27, 2013 to December 31, 2013 and the nine months ended September 30, 2014. American Realty Capital New York City REIT, Inc. (the “Company”) completed its acquisition of the Property from an unaffiliated third party on November 5, 2014, for $170.3 million. The Property contains approximately 170,000 rentable square feet and consists of office and retail space.
The accompanying Historical Summary has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”), which requires that certain information with respect to real estate operations be included with certain SEC filings. Financial statements for the Property were not available for the first half of the year ended December 31, 2013, therefore, ARC NYCR requested and received permission from the Securities and Exchange Commission to provide the audited historical Statements of Revenues and Certain Expenses for the period from August 27, 2013 to December 31, 2013 and the nine months ended September 30, 2014, along with the notes thereto for the Property in place of audited financial statements for the full year ended December 31, 2013, as required by Rule 3-14 of Regulation S-X. The audited historical Statements of Revenues and Certain Expenses along with the notes thereto are included in this Amended Current Report on Form 8-K/A along with unaudited pro forma consolidated financial statements for the period from August 27, 2013 to December 31, 2013 and the nine months ended September 30, 2014.
2.  Summary of Significant Accounting Policies
Revenue Recognition
Under the terms of the leases, the tenants pay monthly rent reimbursements to the property's owner for certain expenses. Reimbursements from the tenants are recognized as revenue in the period the applicable expenses are incurred. Rental income includes the effect of amortizing the aggregate minimum lease payments over the terms of the leases, which amounted to an increase to rental income of $96,000 and $37,000 over the rent payments received in cash for the nine months ended September 30, 2014 and the period from August 27, 2013 to December 31, 2013, respectively.
The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants on a straight-line basis.

Tenant	September 30, 2014	December 31, 2013
NY Loves Us, Inc.	13.9%	*
Harvard Maintenance, Inc.	**	14.5%
_____________
* The tenant's lease began in June 2014.
** The tenant's annualized rental income was not greater than 10% of total annualized rental income for all tenants as of the period specified.
The termination, delinquency or non-renewal of the above tenant may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income as of September 30, 2014 and December 31, 2013.
Use of Estimates
The preparation of the Historical Summary in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in the preparation of the Historical Summary.

570 SEVENTH AVENUE PROPERTY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

3. Future Minimum Lease Payments
At September 30, 2014, the Property was 56% leased under non-cancelable operating leases with a remaining lease term of 2.9 years on a weighted average basis. Future minimum lease payments are as follows (in thousands):

Future Minimum Lease Payments
October 1, 2014 to December 31, 2014	$985
2015	2,637
2016	2,518
2017	2,174
2018	1,696
2019 and thereafter	2,628
Total	$12,638
4. Subsequent Events
The Company has evaluated subsequent events through January 20, 2015, the date which this Historical Summary has been issued and has determined that there have not been any events that have occurred that would require adjustments to the disclosures in the Historical Summary.

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2014
(In thousands)

The following Unaudited Pro Forma Consolidated Balance Sheet is presented as if American Realty Capital New York City REIT, Inc. (the “Company”) had acquired the Property as of September 30, 2014. This financial statement should be read in conjunction with the Unaudited Pro Forma Consolidated Statements of Operations and the Company's historical financial statements and notes thereto in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the Property as of September 30, 2014, nor does it purport to present the future financial position of the Company.

	American Realty Capital New York City REIT, Inc.(1)	570 Seventh Avenue Property (2)	Pro Forma American Realty Capital New York City REIT, Inc.
Assets
Real estate investments, at cost:
Land	$—	$74,331	$74,331
Buildings, fixtures and improvements	93,933	86,712	180,645
Acquired intangible lease assets	6,241	9,200	15,441
Total real estate investments, at cost	100,174	170,243	270,417
Less: accumulated depreciation and amortization	(510)	—	(510)
Total real estate investments, net	99,664	170,243	269,907
Cash	207,682	(172,487)	35,195
Investment securities, at fair value	486	—	486
Receivables for sale of common stock	3,933	—	3,933
Prepaid expenses and other assets	173	127	300
Deferred costs, net	3	—	3
Total assets	$311,941	$(2,117)	$309,824

Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$2,363	$436	$2,799
Below-market lease liabilities, net	7,874	—	7,874
Other liabilities	204	512	716
Distributions payable	1,515	—	1,515
Total liabilities	11,956	948	12,904
Common stock	139	—	139
Additional paid-in capital	305,858	—	305,858
Accumulated other comprehensive loss	(14)	—	(14)
Accumulated deficit	(5,998)	(3,065)	(9,063)
Total stockholders' equity	299,985	(3,065)	296,920
Total liabilities and stockholders' equity	$311,941	$(2,117)	$309,824

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2014:
(1) Reflects the Company's historical unaudited Balance Sheet as of September 30, 2014, as previously filed.
(2) Reflects the acquisition of the Property. The purchase price, excluding related expenses, was $170.3 million.
The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of 40 years for buildings, 15 years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.
The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be six months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the initial term of the respective lease, of up to seven years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.
Above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease.  The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate, the likelihood that a lessee will execute the renewal option.  The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.
In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet have been provisionally assigned to each class, pending receipt of additional information. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM AUGUST 27, 2013 TO DECEMBER 31, 2013 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2014

Unaudited Pro Forma Consolidated Statements of Operations for the period from August 27, 2013 to December 31, 2013 and the nine months ended September 30, 2014, are presented as if American Realty Capital New York City REIT, Inc. (the “Company”) had acquired the Property as of the first period presented. These financial statements should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and the Company's historical financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. The Pro Forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had the Company acquired the Property as of the beginning of each period presented, nor does it purport to present the future results of operations of the Company.
Unaudited Pro Forma Consolidated Statement of Operations for the period from August 27, 2013 to December 31, 2013 (in thousands):

	American Realty Capital New York City REIT, Inc. (1)	570 Seventh Avenue Property (2)	Pro Forma Adjustments 570 Seventh Avenue Property		Pro Forma American Realty Capital New York City REIT, Inc.
Revenues:
Rental income	$—	$2,078	$(987)	(3)	$1,091
Operating expense reimbursement	—	203	—		203
Total revenues	—	2,281	(987)		1,294
Expenses:
Property operating	—	1,156	47		1,203
Acquisition and transaction related	—	—	—		—
General and administrative	—	—	—		—
Depreciation and amortization	—	—	5,133	(4)	5,133
Total expenses	—	1,156	5,180		6,336
Net income (loss)	$—	$1,125	$(6,167)		$(5,042)

Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2014 (in thousands):

	American Realty Capital New York City REIT, Inc. (1)	570 Seventh Avenue Property (2)	Pro Forma Adjustments 570 Seventh Avenue Property		Pro Forma American Realty Capital New York City REIT, Inc.
Revenues:
Rental income	$559	$3,896	$(1,009)	(3)	$3,446
Operating expense reimbursement	24	415	—		439
Total revenues	583	4,311	(1,009)		3,885
Expenses:
Property operating	81	2,081	83		2,245
Acquisition and transaction related	2,189	—	—		2,189
General and administrative	268	—	—		268
Depreciation and amortization	510	—	9,553	(4)	10,063
Total expenses	3,048	2,081	9,636		14,765
Net income (loss)	$(2,465)	$2,230	$(10,645)		$(10,880)

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited Pro Forma Consolidated Statements of Operations for the period from August 27, 2013 to December 31, 2013 and the nine months ended September 30, 2014:
(1) Reflects the Company's historical operations for the period indicated, as previously filed.
(2) Reflects the operations of the Property for the period indicated.
(3) Represents adjustments to straight-line rent for lease terms as of the acquisition date, including the elimination of rent related to leases which expired prior to the acquisition date.
(4) Represents the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of the beginning of the period presented.  Depreciation is computed using the straight-line method over the estimated lives of 40 years for buildings, 15 years for land improvements and five years for fixtures.  The value of in-place leases is amortized to expense over the initial terms of the respective leases, of up to seven years. The value of tenant improvements is amortized over the shorter of the useful life or the remaining lease term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

Date: January 20, 2015	By:	/s/ Gregory W. Sullivan
Gregory W. Sullivan
Chief Operating Officer, Chief Financial Officer and Treasurer